                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 38 to the Registration Statement (File Nos. 33-7638 and 811-4777) (the "Registration Statement") of MFS(R) Series Trust I (the "Trust"), of my opinion dated May 30, 2000, appearing in Post-Effective Amendment No. 37 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on October 30, 2000.



                                      JAMES R. BORDEWICK, JR.
                                      ---------------------------------------
                                      James R. Bordewick, Jr.
                                      Assistant Clerk and Assistant Secretary

Boston, Massachusetts
December 21, 2000